EXHIBIT 10.45

Notice of Stock Option Grant

Allen E. Snyder	Openwave Systems Inc. ID: 94-3219054 1400 Seaport Blvd. Redwood City, CA 94063

You have been granted a stock option (this “Option”) to purchase shares in the Common Stock of Openwave Systems Inc. as detailed below:

This Notice of Stock Option Grant (“Notice”), together with the Plan document and the corresponding Stock Option Agreement (collectively, the “Stock Option Documents”) delivered to you with this Notice, and in effect as of the Date of Grant, contain the terms of your Option; provided, that, the vesting of such options may be accelerated under the terms of that certain Severance Change of Control Agreement dated October 12, 2001 between the parties hereto (the “Change of Control Agreement”). The Plan and the Stock Option Agreement are hereby incorporated by reference and made a part hereof. *By signing below, you agree to all of the terms of the Stock Option Documents.

Option Number:	011160
Plan:	OP95
Date of Grant:	10/1/2002
Vesting Commencement Date:	10/1/2002
Exercise Price per Share:	$0.62
Total Number of Shares Granted:	700,000
Total Exercise Price:	$434,000.00
Type of Option:	Non-Qualified
Term:	10 years
Expiration Date:	10/1/2002

Vesting Schedule:

Subject to the Optionee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable over a period of 48 months commencing one month from the Vesting Commencement Date unless vesting is accelerated in accordance with the Change of Control Agreement.

Termination Period:

This Option to the extent then exercisable may be exercised for a period of 3 months after termination of your employment or consulting relationship except as set out in the Stock Option Agreement (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods. The Company has no duty to provide and will not provide further notice of such periods.

Acknowledgements and Agreements:

By signing below, you agree to each of the following terms:

a)	you have received and read a copy of the Stock Option Documents, under which the Option is granted and governed (which documents include this Notice);
b)	you have reviewed the Stock Option Documents in their entirety;
c)	you have had an opportunity to obtain the advice of counsel prior to executing this Notice;
d)	you fully understand all provisions of the Stock Option Documents;
e)	you hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Stock Option Documents;
f)	your rights to any shares underlying this Option will be earned only over time as you provide services to the Company;
g)	the grant of the Option is not consideration for services you rendered to the Company prior to your Vesting Commencement Date;
h)	nothing in the Stock Option Documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

You may execute this Notice by returning an original or by facsimile (which shall have the same force and effect as the original).

*Capitalized terms not defined in this Notice have the meanings given to them in the Plan and Stock Option Agreement.

OPTIONEE:	OPENWAVE SYSTEMS INC.

/s/ JAMES F. ENGLE
Allen E. Snyder Date:	James F. Engle VP, Taxation and Treasurer

OPENWAVE SYSTEMS INC.

1995 STOCK PLAN

STOCK OPTION AGREEMENT

FOR U.S. EMPLOYEES

1. Grant of Option. Openwave Systems Inc., a Delaware corporation (the “Company”), hereby grants to Optionee (“Optionee”) named in the Notice of Stock Option Grant (the “Notice”), an option (the “Option”) to purchase a total number of shares of Common Stock (the “Shares”) set forth in the Notice, at the exercise price per share (the “Exercise Price”) set forth in the Notice, subject to the terms, definitions and provisions of the Openwave Systems Inc. 1995 Stock Plan (the “Plan”), which is incorporated herein by reference, and the terms of this Stock Option Agreement (the “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice so long as Optionee is an Employee, Director or Consultant, as the case may be, and with the provisions of Section 9 and 10 of the Plan as set forth below. A change in status of Optionee from his or her status at the time of grant (i.e. Optionee is a Consultant or non-Employee Director at the time of grant and who subsequently becomes an Employee or (ii) Optionee is an Employee at the time of grant and who subsequently becomes a Consultant or non-Employee Director) shall be deemed a termination of employment or service with the Company at the time of such change in status whereupon, unless otherwise provided by the Administrator in its sole discretion, vesting of the Shares shall immediately cease in full.

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a Share.

(ii) In the event of Optionee’s death, disability or other termination of employment or service with the Company, the exercisability of the Option is governed by Sections 5, 6, and 7 below, subject to the limitation contained in subsection 2(a)(i).

(iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice.

(iv) If designated as an Incentive Stock Option in the Notice, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary) that become exercisable in any calendar year have an aggregate Fair Market Value (determined for each Share as of the Date of Grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5 of the Plan.

(b) Method of Exercise.

(i) This Option shall be exercisable by (i) delivery of a written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan or (ii) by executing a “cashless exercise” through the Company’s designated broker. The written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Stock Option Administrator of the Company and shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by such aggregate Exercise Price or by Optionee’s execution of a “cashless” exercise with the Company’s designated broker.

(ii) As a condition to the exercise of this Option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii) No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(i) cash;

(ii) check;

(iii) surrender of other Shares which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; or

(iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the aggregate Exercise Price.

4. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws.

5. Termination of Relationship. In the event of termination of Optionee’s employment or service with the Company, Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set out in the Notice. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate. A change in status of Optionee from his or her status at the time of grant (i.e. Optionee is a Consultant or non-Employee Director at the time of grant and who subsequently becomes an Employee or (ii) Optionee is an Employee at the time of grant and who subsequently becomes a Consultant or non-Employee Director) shall be deemed a termination of employment or service with the Company at the time of such change in status whereupon, the provisions of this Section 5 shall apply.

6. Disability of Optionee.

(i) Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee’s employment or service with the Company as a result of Optionee’s Disability, Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in Section 9 below), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

(ii) Notwithstanding the provisions of Section 5 above, in the event of termination of an Optionee’s employment or service with the Company as a result of any disability other than a Disability, Optionee may, but only within six (6) months from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in Section 9 below), exercise the Option to the extent Optionee was entitled to exercise it at the date of such termination; provided, however, that if Optionee fails to exercise any Incentive Stock Option within three (3) months from the date of termination of employment, such Option shall be treated for federal income tax purposes as a Nonstatutory Stock Option. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

(iii) A change in status of Optionee from his or her status at the time of grant (i.e. Optionee is a Consultant or non-Employee Director at the time of grant and who subsequently becomes an Employee or (ii) Optionee is an Employee at the time of grant and who subsequently becomes a Consultant or non-Employee Director) shall be deemed a termination of employment or service with the Company at the time of such change in status whereupon, the provisions of this Section 6 shall apply.

7. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of Optionee’s death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee could exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance does not exercise this Option within the time specified herein, the Option shall terminate.

8. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

9. Term of Option. This Option may be exercised only within the term set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options granted to Ten Percent Holders shall apply to this Option.

10. Tax Consequences. Set forth below is a brief summary as of the date of this Option of certain United States federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the date of grant. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO OPTIONEE. OPTIONEE IS RESPONSIBLE FOR CONSULTING A TAX ADVISER AS TO THE APPLICABLE TAX LAWS OF THE JURISDICTION(S) IN WHICH OPTIONEE RESIDES OR MAY BE SUBJECT TO TAX BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. OPTIONEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

(i) Exercise of Incentive Stock Option. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

(ii) Exercise of Nonstatutory Stock Option. If this Option does not qualify as an Incentive Stock Option, there may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee or former employee of the Company, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(iii) Disposition of Shares. In the case of a Nonstatutory Stock Option, if Shares are held for more than one year after the date of exercise, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after the date of exercise and are disposed of more than two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of before the end of either of the two holding periods, Optionee will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the Fair Market Value of the Shares on the exercise date over (ii) the lower of the Exercise Price and the sale price. Any additional gain recognized upon the disqualifying disposition will be capital gain which will be long-term if the Shares have been held for more than one year following the exercise date of the Option.

(iv) Notice of Disqualifying Disposition of Incentive Stock Option Shares. If the Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

11. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of California without regard to its principles of conflict of laws.

12. Whole Agreement. The Plan, the Notice and the Severance Change of Control Agreement dated October 12, 2001 between the Company and the Optionee (the “Change of Control Agreement), are hereby incorporated by reference and made a part hereof, and the Option and this Agreement shall be subject to all terms and conditions of the Plan, the Notice and the Change of Control Agreement.

13. Amendments. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

14. Rights as a Stockholder. Neither Optionee nor any of Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to the Option until the date of issuance of a stock certificate for such Shares or the date the Shares are electronically delivered to Optionee’s brokerage account.

The parties signature on a Notice of Stock Option Grant that corresponds to this Stock Option Agreement, shall bind them to the terms of this Stock Option Agreement.

EXHIBIT A

OPENWAVE SYSTEMS INC. EXERCISE NOTICE

Optionee Name:	Social Security # :

Home Address:	Daytime Phone Number:

Option(s) Exercised:

Plan	Grant Number	Grant Date	NQ** or ISO?	(1) Grant Price Per Share	x	(2) Number of Shares To be exercised	=	(3) Total Exercise Option Price
				$				$
				$				$
				$				$
				$				$
				$				$
Subtotal								$
** Total NQ Taxes Due:								$
Totals								$

Payment and Issuance Instructions:

Attached is my check #              in the amount of $             to pay for the exercise of my stock option as listed above.

Issue the shares as designated below:

☐ My E*Trade account                                                                               OR          ☐ Mail a certificate to my home address

Account #:

☐ My Credit Suisse First Boston account

Account #:

Representations:

_____ Initial	I do NOT have access to, nor am I aware of, any inside information regarding Openwave Systems Inc. which could or has influenced my decision to purchase and/or sell this stock.
_____ Initial

I hereby agree to notify Openwave Systems Inc. upon the transfer/sale of my shares acquired under any ISO exercise and agree to hold harmless Openwave Systems Inc. regarding the reporting of income subject to the transfer/sale of these shares. I am not relying on Openwave Systems Inc. or E*TRADE Business Solutions Group for any tax advice.

FOR OFFICERS AND DIRECTORS ONLY

I AM an officer and/or director of Openwave Systems Inc. and I (initial for each response):

_________	have reviewed my transactions relative to Section 16.
_________	have held this option 6 months from date of grant.
_________	wish/wish not to file an 83 (b) Election.
_________	am required to sell pursuant to Rule 144 & have filed the necessary documentation.
_________	understand a Form 4 will be required because of this transaction.

The undersigned holder of the stock option(s) described above irrevocably exercises such option(s) as set forth and herewith makes payment therefore, all at the price and on the terms and conditions specified in the stock option agreement(s) pertaining to the option(s) exercised.

INSTRUCTIONS: Mail this completed exercise form and check, made payable to:

Openwave Systems Inc. at 1400 Seaport Blvd., Redwood City, CA 94063, Attn: Stock Administration Dept.

Optionee Signature	Date